                                                             EXHIBIT (h)(15)(b)

                              AMENDMENT NO. 4 TO
                            PARTICIPATION AGREEMENT

   The United States Life Insurance Company in the City of New York, Pioneer Variable Contracts Trust, Pioneer Investment Management, Inc. and Pioneer Funds Distributor, Inc. hereby amend the Participation Agreement made and entered into as of December 10, 2004 as follows:

   Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 4 be effective as of the 15th day of September, 2008.

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK            ATTEST:

By:                                        By:
        ---------------------------------          ----------------------------
Name:                                      Name:
        ---------------------------------          ----------------------------
Title:                                     Title:
        ---------------------------------          ----------------------------

                                                   (Corporate Seal)

PIONEER VARIABLE CONTRACTS TRUST,
On behalf of the Portfolios
By its authorized officer and not
individually

By:
        ------------------------------
Name:
        ------------------------------
Title:
        ------------------------------

PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer

By:
        ------------------------------
Name:
        ------------------------------
Title:
        ------------------------------

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                                  SCHEDULE A

                      ACCOUNTS, CONTRACTS AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT
                      Effective as of September 15, 2008

 Name of Separate
 Account and Date                                         Portfolios and
 Established by             Contracts Funded             Class of Shares
 Board of Directors        By Separate Account        Available to Contracts
 ------------------   -----------------------------  ------------------------
 The United States    Platinum Investor Variable     Pioneer Fund VCT
 Life Insurance       Life Insurance Policies        Portfolio (Class I)
 Company in the City                                 Pioneer Growth
 of New York                                         Opportunities VCT
 Separate Account                                    Portfolio (Class I)
 USL VL-R,
 established
 August 8, 1997

 The United States    Platinum Investor PLUS         Pioneer Mid Cap Value
 Life Insurance       Variable                       VCT Portfolio (Class I)
 Company in the City  Life Insurance Policies
 of New York
 Separate Account     Platinum Investor Survivor II
 USL VL-R,            Variable Life Insurance
 established          Policies
 August 8, 1997
                      Platinum Investor VIP
                      Variable Life Insurance
                      Policies

                      AIG Protection Advantage VUL
                      Flexible Premium Variable
                      Universal Life Insurance
                      Policies

                      AIG Income Advantage Select
                      Flexible Premium Variable
                      Universal Life Insurance
                      Policies

 The United States    Platinum Investor Immediate    Pioneer Mid Cap Value
 Life Insurance       Variable Annuity               VCT Portfolio (Class I)
 Company in the City
 of New York
 Separate Account
 USL VA-R,
 established
 August 8, 1997

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